Exhibit 10.37

Base Salaries for Named Executive Officers

The 2006 base salaries for Dominion’s named executive officers are as follows: Thomas F. Farrell, II, President and Chief Executive Officer—$1,000,000; Thomas N. Chewning, Executive Vice President and Chief Financial Officer—$600,000; Duane C. Radtke, Executive Vice President (President and CEO-Dominion Exploration & Production segment)—$575,000; and Mark F. McGettrick, President and Chief Executive Officer – Generation segment—$525,000.

Dominion’s named executive officers in the 2006 Proxy Statement (which will be filed on or around March 14, 2006) includes Mr. Thos. E. Capps, who served as Chief Executive Officer for the entirety of 2005 and retired as of January 1, 2006.